SUBSIDIARIES OF CANDIE'S, INC.



Bright Star Footwear, Inc.,                                 wholly-owned
  a New Jersey corporation

Intercontinental Trading Group, Inc.,                       majority-owned
  a New York corporation

Ponca, Ltd.,                                                wholly-owned
  a Hong Kong corporation

Yulong Co., Ltd.
  a British Virgin Islands corporation                      wholly-owned

Candie's Galleria, Inc.,
  a New York corporation                                    wholly-owned